Exhibit (i)

[LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

November 23, 2015

iShares Trust

c/o BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Re:	iShares Trust Funds Identified on Exhibit A

Ladies and Gentlemen:

We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (as amended and restated, the “Certificate of Trust”), as filed with the Secretary of State on September 15, 2006;

(b)	The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust, dated September 13, 2006, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 24, 2008, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 17, 2009 (as amended and restated on such date, the “Trust Instrument”), made by the trustees named therein;

(c)	Post-Effective Amendment No. 1,538 (the “Amendment”), to be filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the SEC on December 16, 1999 (as amended by the Amendment, the “Registration Statement”);

iShares Trust

November 23, 2015

(d)	The By-laws of the Trust, in effect on the date the Resolutions (as defined below) were adopted, as approved by the Board of Trustees of the Trust (the “Board”), as amended and restated by the Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board on April 20, 2010 (as amended and restated on such date, the “By-laws”);

(e)	The Policy and Procedures Regarding the Naming of iShares Funds (the “Fund Naming Policy”) delegating naming determinations for series of the Trust to BlackRock Fund Advisors and its affiliated investment advisors;

(f)	Copies of certain resolutions adopted by the Board with respect to the creation of certain series of the Trust (each, a “Fund” as identified on Exhibit A attached hereto) and the issuance of certain shares of beneficial interest in such Fund (each, a “Share” and collectively, the “Shares”), which were adopted by the Board on July 22, 2014, September 10-11, 2014, October 3, 2014, December 3-4, 2014, February 3, 2015, March 24-25, 2015, June 24-25, 2015 and September 16-17, 2015;

(g)	The Certificate of the Trust, dated as of November 21, 2014, relating to the filing of Post Effective Amendment No. 1,252 with the SEC;

(h)	A certificate of an officer of the Trust with respect to certain matters, dated November 23, 2015; and

(i)	A Certificate of Good Standing for the Trust, dated November 23, 2015, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument. The resolutions identified in paragraphs (f) and in the officer’s certificate described in (h) above are collectively referred to herein as the “Resolutions.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements, and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

iShares Trust

November 23, 2015

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Instrument, the By-laws, and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution, and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, and (vii) that the Shares have been and are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations, and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid, and nonassessable beneficial interests in the Trust.

iShares Trust

November 23, 2015

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RJF/KNR

EXHIBIT A

iShares Trust

Funds

iShares China Large-Cap ETF

iShares Core Aggressive Allocation ETF

iShares Core Conservative Allocation ETF

iShares Core Growth Allocation ETF

iShares Core Moderate Allocation ETF

iShares Core MSCI EAFE ETF

iShares Core MSCI Europe ETF

iShares Core MSCI Pacific ETF

iShares Core MSCI Total International Stock ETF

iShares Currency Hedged MSCI ACWI ETF

iShares Currency Hedged MSCI ACWI ex U.S. ETF

iShares Currency Hedged MSCI EAFE ETF

iShares Currency Hedged MSCI EAFE Small-Cap ETF

iShares Exponential Technologies ETF

iShares FactorSelect MSCI Global ETF

iShares FactorSelect MSCI International ETF

iShares FactorSelect MSCI Intl Small-Cap ETF

iShares FactorSelect MSCI USA ETF

iShares FactorSelect MSCI USA Small-Cap ETF

iShares Morningstar Multi-Asset Income ETF

iShares MSCI ACWI ETF

iShares MSCI ACWI ex U.S. ETF

iShares MSCI ACWI Low Carbon Target ETF

iShares MSCI All Country Asia ex Japan ETF

iShares MSCI Asia ex Japan Minimum Volatility ETF

iShares MSCI China A ETF

iShares MSCI EAFE ETF

iShares MSCI EAFE Growth ETF

iShares MSCI EAFE Minimum Volatility ETF

iShares MSCI EAFE Small-Cap ETF

iShares MSCI EAFE Value ETF

iShares MSCI Europe Financials ETF

iShares MSCI Europe Minimum Volatility ETF

iShares MSCI Europe Small-Cap ETF

iShares MSCI International Developed Momentum Factor ETF

iShares MSCI International Developed Quality Factor ETF

iShares MSCI International Developed Size Factor ETF

iShares MSCI International Developed Value Factor ETF

iShares MSCI Japan Minimum Volatility ETF

iShares MSCI Kokusai ETF

iShares MSCI Qatar Capped ETF

iShares MSCI UAE Capped ETF

iShares MSCI USA Minimum Volatility ETF

iShares MSCI USA Momentum Factor ETF

iShares MSCI USA Quality Factor ETF

iShares MSCI USA Size Factor ETF

iShares MSCI USA Value Factor ETF

iShares North American Natural Resources ETF

iShares North American Tech ETF

iShares North American Tech-Multimedia Networking ETF

iShares North American Tech-Software ETF

iShares PHLX Semiconductor ETF

iShares U.S. CapEx ETF